PRICING SUPPLEMENT NO. 61A                                        Rule 424(b)(3)
DATED: August 17, 2000                                        File No. 333-31980
(To Prospectus dated August 8, 2000,
and Prospectus Supplement dated August 11, 2000)

                                 $3,035,893,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B

Principal Amount: $30,000,000    Floating Rate Notes [x]  Book Entry Notes [x]

Original Issue Date:  8/22/2000  Fixed Rate Notes [ ]     Certificated Notes [ ]

Maturity Date: 8/21/2003         CUSIP#: 073928RK1

Option to Extend Maturity:       No    [x]
                                 Yes   [ ]  Final Maturity Date:


                                              Optional            Optional
                         Redemption           Repayment           Repayment
   Redeemable On          Price(s)             Date(s)            Price(s)
   -------------       --------------       -------------        -----------
        N/A                  N/A                 N/A                 N/A

Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Interest Payment Dates:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                    Maximum Interest Rate:  N/A

[ ]  Commercial Paper Rate              Minimum Interest Rate:  N/A

[ ]  Federal Funds Rate                 Interest Reset Date(s):  *

[ ]  Treasury Rate                      Interest Reset Period:  Quarterly

[ ]  LIBOR Reuters                      Interest Payment Date(s):  **

[X]  LIBOR Telerate

[ ]  Prime Rate

[ ]  CMT Rate

Initial Interest Rate:  7.03%           Interest Payment Period: Quarterly

Index Maturity:  Three Months

Spread (plus or minus): +0.34%

*   On the 21st of each November, February, May, and August prior to Maturity.

**  On the 21st of each November, February, May, and August.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.